UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  June 24, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Deer Park
Tanger Properties Limited Partnership (the "Operating Partnership"), the operating partnership of Tanger Factory Outlet Centers, Inc. (together with the Operating Partnership, the "Company"), has a one-third interest in joint ventures established to develop, own and operate a shopping center in Deer Park, New York (“Deer Park”). Deer Park opened in October 2008, with 683,033 square feet of gross leasable area (including a 29,253 square foot warehouse adjacent to the shopping center) which at March 31, 2011 was 85% leased. The Company's total equity investment to date in Deer Park is approximately $4.8 million. On May 17, 2011, construction mortgage and mezzanine loans to the joint ventures in the aggregate principal amount of $269.3 million matured. Deer Park was given notices of default on behalf of the various lenders, who have also demanded default interest which could be charged at a weighted average default interest rate of 9.2% on the outstanding loan balances based on current interest rates. Deer Park is currently in negotiations with the administrative agents for the lenders to extend the maturity and/or refinance or repay a portion of the loans. The principal amount of the loans are generally non-recourse to the Company. The Company and its two joint venture partners have each, jointly and severally, guaranteed the payment of interest (but not principal) on the loans. The operations from Deer Park, together with cash on hand in the joint venture, have been sufficient in the past to pay interest on the loans, although the historical operations would not have generated sufficient cash flow to pay fully the interest at the additional default interest rate subsequent to maturity or if the then applicable floating interest rates on the loans were significantly higher. The Company and its joint venture partners have each, jointly and severally, guaranteed completion of the construction of Deer Park. The Company currently estimates that there is approximately $11 million of additional construction and tenant improvements required at Deer Park. The cash balance at Deer Park as of May 31, 2011 was $11.3 million. In addition, we and our joint venture partners have agreed to guarantee against certain environmental and Americans with Disabilities Act ("ADA") liabilities, payment of property taxes and interest and customary “bad boy” acts. The Company currently does not believe that there are any material liabilities under its environmental, property tax or “bad boy” guarantees.
If the joint venture is unable to successfully extend or refinance the loans, each joint venture partner may be required to make a material capital contribution to pay for the remaining construction costs and/or shortfalls in interest payments to the extent that the joint venture is unable to pay them. In addition, any extension or refinancing of the loans may require additional capital and/or guarantees from the joint venture partners, each of whom may or may not be willing to make such capital contributions or guarantees.

Tanger Family Limited Partnership
On June 1, 2011, Tanger Family Limited Partnership was dissolved in connection with the settling of the estate of the Company's founder, Stanley Tanger. Upon dissolution of the Tanger Family Limited Partnership, the units of the Operating Partnership owned by the Tanger Family Limited Partnership were distributed to the individual beneficial owners of the Tanger Family Limited Partnership, who are primarily the descendants of Stanley Tanger (including Steven Tanger, the Company's Chief Executive Officer), their spouses or former spouses or their children and/or trusts for their benefit. Each such individual beneficial owner is now an individual limited partner of the Operating Partnership (collectively the "Family Limited Partners"), and each has the ability to exchange their Operating Partnership units for the Company's common shares in the ratio of one unit for four Company common shares.
On June 14, 2011, pursuant to an existing registration rights agreement, Steven Tanger, the Company's Chief Executive Officer, made a written request of the Company to effect a registration under the Securities Act of 1933, as amended, of the Company's common shares equivalent in number to his holdings of Operating Partnership units as if exchanged in the ratio described above. This request required the Company to give notice of the pending registration to the other Family Limited Partners. The other Family Limited Partners have until July 14, 2011 to notify the Company if they want to register common shares in an amount equal to their holdings of the Operating Partnership's units on an as-exchanged basis. Per the registration rights agreement, the Company must use its best efforts to register by August 12, 2011 the Company common shares that are receivable upon the exchange of the Operating Partnership's units by the Family Limited Partners, which could total 12,133,220 shares should all of the Family Limited Partners seek to register the common shares receivable upon the exchange of their Operating Partnership units. The Company anticipates that some of the other Family Limited Partners will request that some or all of their Operating Partnership units be exchanged for the Company's common shares and to request the Company to register such shares for sale. At this time, the Company's Chief Executive Officer, Steven Tanger, who beneficially owns 1,136,185 Operating Partnership units, which would total 4,544,740 Company common shares on an as-exchanged basis, has not indicated any present intention to exchange the Operating Partnership units that he received upon the dissolution of the Tanger Family Limited Partnership.

Forward-Looking Information
This report contains forward-looking statements within the meaning of applicable securities laws. These statements include, but are not limited to, statements concerning Tanger's estimate of the costs of additional construction and tenant improvements required at Deer Park, the absence of any material liabilities under Tanger's environmental, property tax or “bad boy” guarantees regarding the Deer Park loans, the potential for future material contributions by Tanger to the Deer Park joint venture, and Steven Tanger's and the other Family Limited Partners intentions with respect to the exchange of their Operating Partnership units into the Company's common shares, as well as other statements concerning the Company's objectives, its strategies to achieve those objectives, management's beliefs, plans, estimates, and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “outlook”, “objective”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “should”, “plan”, “continue”, or similar expressions suggesting future outcomes or events. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management of the Company. All forward-looking statements in this report are qualified by these cautionary statements.
These statements are not guarantees of future events or performance and, by their nature, are based on estimates and assumptions, which are subject to risks and uncertainties which could cause actual events or results to differ materially from the forward-looking statements contained in this report. For a more detailed discussion of the factors that affect Tanger's operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Such factors include, but are not limited to, the risks associated with general economic and local real estate conditions, Tanger's ability to meet its obligations on existing indebtedness or refinance existing indebtedness on favorable terms, the availability and cost of capital, the Tanger's ability to lease its properties or to meet its minimum pre-leasing hurdles on proposed new developments, Tanger's inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 24, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary